CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Utility Fund
Evergreen Growth and Income Fund
Evergreen Value Fund
Evergreen Small Cap Equity Income Fund
Keytone Fund for Total Return
Evergreen Foundation Fund
Evergreen Tax Strategic Foundation Fund
Evergreen American Retirement Fund
Evergreen Balanced Fund

We consent to:

          1) the use of our report dated February 19, 1997 for Evergreen Utility Fund, Evergreen Growth and Income Fund, Evergreen Value Fund and Evergreen Small Cap Equity Income Fund incorporated by reference herein;

          2) the use of our report dated December 27, 1996 for Keystone Fund for Total Return incorporated by reference herein;

          3.) the use of our report dated February 19, 1997 for Evergreen Foundation Fund, Evergreen Tax Strategic Foundation Fund, Evergreen American Retirement Fund and Evergreen Balanced Fund incorporated by reference herein; and

          4) the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses for the Evergreen Growth and Income Funds.



/s/ KPMG Peat Marwick LLP
--------------------------------
KPMG Peat Marwick LLP

April 30 , 1997